Exhibit 3.52

2000-04-04 15:12:44

File Number 6096-370-3

State of Illinois

Office of The Secretary of State

Whereas, articles of incorporation of

the perishables group, inc. incorporated under the laws of the state of Illinois have been filed in the office of the secretary of state as provided by the business corporation act of Illinois, in force july 1, a.d. 1984.

Now Therefore, I, Jesse White, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony whereof, I hereto set my hand and cause to be

affixed the Great Seal of the State of Illinois,

at the City of Springfield, this 21ST

day of march A.D. 2000 and of

the Independence of the United States the two hundred and 24th

C-212.3 Secretary of State

(Rev. Jan. 1995) This space for use by Secretary of State George H. Ryan SUBMIT IN DUPLICATE! Secretary of State Department of Business Services Springfield, IL 62756 FIELD E 11 This space for use by Secretary of State Date Payment must be made by certi- fied check, cashiers check, IIIi- MAR 21 2000 Franchise Tax $ nois attorney’s check, Illinois Filing Fee $ CPAs check or money order, payable to-Secretary of State.- | Jesse White Secretary of State 1. CORPORATE NAME: The Perishables Group, Inc. (The corporate name must contain the word “corporation”, “company,” “incorporated,’’ limited” or an abbreviation thereof.) 2. Initial Registered Agent: Raymond First Name Middle Initial Last name Initial Registered Office: 224 East Ontario Street Number Street Suite # Chicago IL 60611 Cook City Zip Code County 3. Purpose or purposes for which the corporation is organize: (If not sufficient space to cover this point, add one or more sheets of this size.) i to engage in any lawful act or activity for which corporations may be organized under the Illinois Business Corporation Act. 4. Paragraph 1: Authorized Shares, Issued Shares and Consideration Received: Par Value Number of Shares Number of Shares Consideration to be Class per Share Authorized Proposed to be issued Received Therefor common $npv 1,000 100 $100.00 TOTAL = $ 100.0 Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are: (If not sufficient space to cover this point, add one or more sheets of this size.) (over)

5. OPTIONAL: (a) Number of directors constituting the initial board of directors of the corporation: . (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and quality: Name Residential Address City. State. ZIP 6. OPTIONAL: (a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $ — ——— (b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: S —. (c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be: S — — (d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be: S — 7. OPTIONAL: OTHER PROVISIONS Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc. 8 NAME(S) & ADDRESS(ES) OF INCORPORATOR(s) The undersigned incorporator(s) hereby deciare(s). under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true. Dated March 21 , 19 2000 Signature and Name Address 1. [ILLEGIBLE] l. 208 S.LaSalle Street Signature Street Barbara Smith Chicago IL 60604 (Type or Print Name) 1 City/Town State Zip Code 2. [ILLEGIBLE] 2. 208 S. LaSalle Street Signature Street Angela Mose Chicago IL 60604 (Type or Print Name) City/Town State Zip Code 3. 3. Signature Street (Type or Print Name) City/Town State Zip Code (Signatures must be in BLACK INK on original document Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.) FEE SCHEDULE BOX 170 * The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capita!

represented in this state, with a minimum of $25.

The filing fee is $75. The minimum total due (franchise tax + filing fee) is $100. (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16.667) NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.